EXHIBIT 23.2


CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement of La Jolla Diagnostics, Inc. on Form S-8 of our report dated October 11, 1996, appearing in the Annual Report on Form 10-KSB of La Jolla Diagnostics, Inc. for the year ended June 30, 1996.


/s/ HARLAN & BOETTGER, CPA's
San Diego, California
November 27, 1996